Och-Ziff Capital Management Group LLC Reports
2015 Fourth Quarter and Full Year Results
NEW YORK, February 11, 2016 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP net loss allocated to Class A Shareholders (“GAAP Net Loss”) of $22.3 million, or $0.12 per basic and diluted Class A Share, for the 2015 fourth quarter and GAAP Net Income of $25.7 million, or $0.14 per basic and diluted Class A Share, for the 2015 full year.
Summary

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Distributable Earnings of $251.9 million, or $0.49 per Adjusted Class A Share, for the 2015 full year. This amount reflects a loss of $36.1 million, or $0.07 per Adjusted Class A Share, for the 2015 fourth quarter.

•	No cash dividend declared for the Company’s Class A Shares for the 2015 fourth quarter.

•	Assets under management totaled $45.5 billion as of December 31, 2015.

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Longer-dated assets under management, which are those subject to initial commitment periods of three years or longer, were $16.8 billion, or 37% of the Company’s total assets under management as of December 31, 2015, increasing 11% year-over-year.

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Assets under management in the Company’s dedicated credit, real estate and other single-strategy funds were $16.0 billion, comprising 35% of assets under management as of December 31, 2015, increasing 19% year-over-year.

◦	Estimated assets under management totaled $43.7 billion as of February 1, 2016.
“The 2015 fourth quarter capped off a difficult year for equity and credit markets globally, and 2016 has gotten off to a challenging start,” said Dan Och, Chairman and Chief Executive Officer of Och-Ziff. “However, this type of environment plays to our strengths and we are well positioned to manage such uncertainty. Dynamic capital allocation has always been a cornerstone of much of our business, and it will be critical in this environment.
“As we look ahead to what will likely be a volatile year, we see considerable opportunity for experienced managers with sufficient capital and deep investment expertise. In challenging markets, investors turn to Och-Ziff for a number of reasons: our risk management, our reputation for capital preservation, and our ability to produce results towards the end of a downturn. They seek asset managers who can offer exactly what we have: a long track record of excellent performance, a diverse array of products, a strong, global franchise and a robust infrastructure. It is this combined offering that enables us to take advantage of opportunities across markets, and I believe this agility will be crucial in 2016.”

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(1)Please see Exhibit 7 that accompanies this press release for additional information regarding the returns of the OZ Master Fund.

GAAP NET INCOME (LOSS) ALLOCATED TO CLASS A SHAREHOLDERS
For the 2015 fourth quarter, Och-Ziff reported a GAAP Net Loss of $22.3 million, or $0.12 per basic and diluted Class A Share, compared to GAAP net income allocated to class A Shareholders (“GAAP Net Income”) of $84.7 million, or $0.49 per basic and $0.47 per diluted Class A Share, for the 2014 fourth quarter. For the 2015 full year, Och-Ziff reported GAAP Net Income of $25.7 million, or $0.14 per basic and diluted Class A Share, compared to $142.4 million, or $0.82 per basic and $0.80 per diluted Class A Share, for the 2014 full year.
The year-over-year decrease for both the Company’s fourth quarter and full year GAAP results was primarily driven by lower incentive income and higher non-compensation expenses, partially offset by lower bonus expense.
Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.
DISTRIBUTABLE EARNINGS (NON-GAAP)
The Company reported a loss on a Distributable Earnings basis for the 2015 fourth quarter of $36.1 million, or $0.07 per Adjusted Class A Share, compared to a profit of $255.4 million, or $0.50 per Adjusted Class A Share, for the 2014 fourth quarter. Distributable Earnings for the 2015 full year were $251.9 million, or $0.49 per Adjusted Class A Share, 57% lower than $590.3 million, or $1.16 per Adjusted Class A Share, for the 2014 full year.
The year-over-year decrease in Distributable Earnings for both the 2015 fourth quarter and full year was primarily due to lower incentive income and higher non-compensation expenses, partially offset by lower cash bonus expense and lower Adjusted Income Taxes. Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers affecting the Company’s Economic Income.
Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings, Adjusted Income Taxes and Adjusted Class A Shares.

ASSETS UNDER MANAGEMENT

			Year-Over-Year Change
(dollars in billions)	December 31, 2015	December 31, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)	Total	%

Multi-strategy funds	$29.5	$34.1	$(4.7)	$—	$0.1	$(4.6)	-13%
Credit
Opportunistic credit funds	5.4	5.1	1.1	(0.7)	(0.1)	0.3	6%
Institutional Credit Strategies	7.2	5.2	2.1	—	—	2.1	40%
Real estate funds	2.0	2.0	0.2	(0.2)	—	—	1%
Other	1.3	1.1	0.1	—	—	0.2	14%
Total	$45.5	$47.5	$(1.2)	$(0.9)	$—	$(2.0)	-4%
Totals may not sum due to rounding. Please see Exhibit 6 for detailed information.
As of December 31, 2015, assets under management totaled $45.5 billion, a decrease of $2.0 billion, or 4%, from December 31, 2014, which was driven by capital net outflows of $1.2 billion and $907.9 million of distributions to investors and other reductions in the Company's closed-end opportunistic credit and real estate funds. These amounts were partially offset by performance-related appreciation of $44.8 million. During the month of December, the Company had approximately $1.0 billion of intra-month capital net inflows, which are included in the $45.5 billion of assets under management as of December 31, 2015.
Assets under management decreased to an estimated $43.7 billion as of February 1, 2016. This decrease reflected estimated performance-related depreciation of approximately $628.8 million in January and capital net outflows of approximately $1.2 billion, which was comprised of approximately $936.4 million of capital net outflows on January 1, 2016 and approximately $244.2 million of capital net outflows from January 2, 2016 to February 1, 2016.
Please see detailed assets under management and fund information on Exhibits 6 through 8 that accompany this press release.
Multi-strategy funds
Assets under management in the Company’s multi-strategy funds totaled $29.5 billion as of December 31, 2015, decreasing 13%, or $4.6 billion, year-over-year. This change was driven by net capital outflows of $4.7 billion, primarily in the OZ Master Fund, partially offset by performance-related appreciation of $129.1 million.
For the 2015 full year, the OZ Master Fund, the Company's largest multi-strategy fund, generated a gross return of 1.6% and a net return of -0.4%. On a gross basis, U.S. merger arbitrage and long/short equity special situations in Asia were the largest contributors to the return. The Company’s credit strategies globally made a slightly positive contribution. Weak performance in U.S. long/short equity special situations partially offset these returns.
The OZ Asia and OZ Europe Master Funds, the company's region-specific multi-strategy funds, both had strong performance in 2015. They generated 2015 full-year gross returns of 13.8% and 8.9%, respectively, and net returns of 9.6% and 5.8%, respectively.

Credit
Assets under management in the Company’s dedicated credit products totaled $12.6 billion as of December 31, 2015, increasing $2.4 billion, or 23%, year-over-year. This change was driven by capital net inflows of $3.2 billion, partially offset by $727.2 million of distributions and other reductions in the Company's closed-end opportunistic credit funds and $111.3 million of performance-related depreciation.
Opportunistic credit
The Company’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $5.4 billion as of December 31, 2015, increasing 6% year-over-year. This increase was primarily due to $1.1 billion of capital net inflows primarily into the Customized Credit Focused Platform and OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, partially offset by $727.2 million of distributions and other reductions related to the Company’s closed-end opportunistic credit funds. Also offsetting the increase was $108.9 million of performance-related depreciation, driven by negative investment performance across the Company's open-end opportunistic credit funds.
For the 2015 full year, the OZ Credit Opportunities Fund generated a gross return of -4.4% and a net return of -5.2%. On a gross basis, modestly positive performance in the fund’s European credit portfolio was offset by weaker performance in its U.S. portfolio.
Institutional Credit Strategies
Institutional Credit Strategies (“ICS”) is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in ICS totaled $7.2 billion as of December 31, 2015, increasing $2.1 billion, or 40%, year-over-year. The increase was primarily driven by four CLOs that closed in the year-over-year period. ICS managed 13 CLOs as of December 31, 2015.
Real estate funds
Assets under management in the Company’s real estate funds totaled $2.0 billion as of December 31, 2015, increasing $26.2 million, or 1%, year-over-year. The increase was driven by Och-Ziff Real Estate Credit Fund I and Och-Ziff Real Estate Fund III, partially offset by distributions and other reductions from Och-Ziff Real Estate Funds I and II. Since inception, the net IRR for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) was 22.6% through December 31, 2015. Since inception, the net IRR for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010) was 15.6% through December 31, 2015.
ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.
For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.
Economic Income Revenues (Non-GAAP)
Economic Income revenues for the 2015 fourth quarter were $218.4 million, a 63% decrease from $592.4 million for the 2014 fourth quarter. Management fees were $148.6 million, 11% lower than $166.7 million for the prior-year period. Incentive income was $69.2 million, 84% lower than the $425.3 million for the prior-year period.
Economic Income revenues for the 2015 full year were $849.3 million, a 30% decrease from $1.2 billion for the 2014 full year. Management fees were $642.2 million, essentially unchanged from $649.3 million for the prior-year period. Incentive income was $205.0 million, 63% lower than the $559.2 million for the prior-year period.
The year-over-year decrease in management fees for both the quarter-to-date and year-to-date period was driven primarily by lower assets under management in the Company’s multi-strategy funds, partially offset by higher assets under management in the Company’s ICS products. This change in mix resulted in a lower year-over-year average management fee rate for both periods. The year-over-year decrease in incentive income for both the quarter-to-date and year-to-date period was driven primarily by lower returns across many of the Company’s funds.
The average management fee rate was 1.34% for the 2015 fourth quarter and 1.39% for the 2015 full year. The Company’s average management fee will vary from quarter to quarter based on the mix of products that comprise its assets under management.
Compensation and Benefits (Non-GAAP)
Compensation and benefits for the 2015 fourth quarter totaled $200.3 million, down 22% from $257.2 million for the 2014 fourth quarter. Salaries and benefits were $29.4 million, 9% higher than $26.8 million in the prior-year period. Bonus expense for the 2015 fourth quarter totaled $170.9 million, 26% lower than $230.4 million for the prior-year period.
Compensation and benefits for the 2015 full year totaled $302.7 million, a 16% decrease from $358.6 million for the 2014 full year. Salaries and benefits were $113.7 million, 10% higher than $103.7 million in the prior-year period. Bonus expense for the 2015 full year totaled $189.0 million, 26% lower than $254.9 million for the prior-year period.
The year-over-year increases in salaries and benefits were driven primarily by an increase in the Company’s headcount. Bonus expense declined as a result of lower incentive income. The ratio of salaries and benefits to management fees was 20% for the 2015 fourth quarter and 18% for the 2015 full year, compared to 16% for the 2014 fourth quarter and 16% for the 2014 full year. These increases were the result of lower year-over-year management fees in both periods, as well as higher expense levels. The ratio of cash bonus expense to total Economic Income revenues was 22% for the 2015 full year, compared to 21% for the 2014 full year.

Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the 2015 fourth quarter totaled $55.6 million, up 59% from $35.0 million in the prior-year period. Non-compensation expenses for the 2015 full year totaled $201.4 million, up 60% from $126.1 million in the prior-year period. The year-over-year increases were primarily driven by higher professional fees due to increased legal expenses relating to certain regulatory and legal matters, as well as higher interest expense due to the issuance of the Company’s Senior Notes in the 2014 fourth quarter.
The ratio of non-compensation expenses to management fees was 37% for the 2015 fourth quarter and 31% for the 2015 full year, respectively, compared to 21% for 2014 fourth quarter and 19% for the 2014 full year.
Economic Income (Non-GAAP)
Economic Income for the 2015 fourth quarter was a loss of $37.6 million, compared to profit of $300.2 million for the 2014 fourth quarter. Economic Income for the full year of 2015 was $345.2 million, lower than the $729.9 million for the full year of 2014.
The year-over-year decrease in Economic Income for both the quarter-to-date and year-to-date periods was primarily due to lower incentive income and higher non-compensation expenses, partially offset by lower bonus expenses.
CAPITAL
As of December 31, 2015, the number of Class A Shares outstanding was 181,026,455. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) (until the Ziffs exchanged their remaining interests during the 2014 second quarter) in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”) outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the fourth quarter and the full year ended December 31, 2015, the total weighted-average Adjusted Class A Shares outstanding were 513,870,889 and 515,541,881, respectively.
DIVIDEND
The Board of Directors of Och-Ziff did not declare a 2015 fourth-quarter dividend on the Company’s Class A Shares.
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Dan Och, Chairman and Chief Executive Officer of Och-Ziff, and Joel Frank, Chief Financial Officer, will host a conference call today, February 11, 2016, at 8:30 a.m. Eastern Time to discuss the Company’s 2015 fourth quarter and full year results. The call can be accessed by dialing +1-888-680-0890 (in the U.S.) or +1-617-213-4857 (international), passcode 39236948. A simultaneous webcast of the call will be available on the Public Investors page of the Company’s website (www.ozcap.com).
For those unable to listen to the live broadcast, a replay will be available shortly after the call by dialing +1-888-286-8010 (in the U.S.) or +1-617-801-6888 (international), passcode 16043837. A webcast replay will also be available on the Company’s website as noted above.

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Non-GAAP Financial Measures
Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable operating segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.
The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.
For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 and 3 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•
Income allocations to the Company’s executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•
Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

•
Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

The Company also defers the recognition of incentive income allocations from the consolidated Och-Ziff funds until all clawback contingencies are resolved, consistent with the revenue recognition policy for the funds the Company does not consolidate.
In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.
Distributable Earnings
Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter), including the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.
Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.
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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; conditions impacting the alternative asset management industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2014, dated February 23, 2015, and in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2015, dated May 5, 2015, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.
This press release does not constitute an offer of any Och-Ziff fund.
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About Och-Ziff Capital Management Group LLC
Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, Dubai, Shanghai and Houston. Och-Ziff provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of February 1, 2016, Och-Ziff had approximately $43.7 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).
Investor Relations Contact:
Tina Madon
Managing Director
Head of Public Markets Investor Relations
Och-Ziff Capital Management Group LLC
+1-212-719-7381
tina.madon@ozcap.com

Media Relations Contact:
Joe Snodgrass
Managing Director
Head of Corporate Communications
+1-212-887-4821
joseph.snodgrass@ozcap.com

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues
Management fees	$147,784	$169,514	$643,991	$664,221
Incentive income	66,301	416,239	187,563	507,261
Other revenues	529	372	2,077	1,303
Income of consolidated Och-Ziff funds	128,214	101,525	489,350	369,499
Total Revenues	342,828	687,650	1,322,981	1,542,284

Expenses
Compensation and benefits	218,631	286,048	430,526	492,712
Reorganization expenses	2,012	4,018	14,064	16,083
Interest expense	5,408	3,119	21,441	8,166
General, administrative and other	56,807	30,497	184,139	132,800
Expenses of consolidated Och-Ziff funds	82,923	58,673	303,770	185,888
Total Expenses	365,781	382,355	953,940	835,649

Other Income (Loss)
Net gains on investments in Och-Ziff funds and joint ventures	25	50	68	5,999
Net gains (losses) of consolidated Och-Ziff funds	(91,431)	22,228	(69,572)	137,726
Total Other Income (Loss)	(91,406)	22,278	(69,504)	143,725

Income (Loss) Before Income Taxes	(114,359)	327,573	299,537	850,360
Income taxes	12,617	48,019	132,224	139,048
Consolidated and Comprehensive Net Income (Loss)	$(126,976)	$279,554	$167,313	$711,312

Allocation of Consolidated and Comprehensive Net Income (Loss)
Class A Shareholders	$(22,308)	$84,675	$25,740	$142,445
Noncontrolling interests	(79,169)	191,392	191,177	535,288
Redeemable noncontrolling interests	(25,499)	3,487	(49,604)	33,579
	$(126,976)	$279,554	$167,313	$711,312

Earnings (Loss) Per Class A Share
Basic	$(0.12)	$0.49	$0.14	$0.82
Diluted	$(0.12)	$0.47	$0.14	$0.80

Weighted-Average Class A Shares Outstanding
Basic	178,601,584	173,740,719	177,935,977	172,843,926
Diluted	178,601,584	179,862,242	180,893,947	178,179,112

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$(18,462)	$(3,846)	$(22,308)	$59,480	$25,195	$84,675
Net income (loss) allocated to the Och-Ziff Operating Group A Units	(38,790)	—	(38,790)	185,285	—	185,285
Equity-based compensation, net of RSUs settled in cash	19,386	589	19,975	18,966	771	19,737
Income taxes	12,617	—	12,617	48,019	—	48,019
Adjustment for incentive income allocations from consolidated funds subject to clawback	1,349	(5,764)	(4,415)	(705)	(35,644)	(36,349)
Allocations to Och-Ziff Operating Group D Units	(2,021)	—	(2,021)	10,942	1,650	12,592
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	1,205	1,205	(7,202)	3,700	(3,502)
Reorganization expenses	2,012	—	2,012	4,018	—	4,018
Changes in tax receivable agreement liability	(7,959)	—	(7,959)	(15,911)	—	(15,911)
Depreciation and amortization	3,008	188	3,196	1,562	190	1,752
Other adjustments	(937)	(132)	(1,069)	(78)	(78)	(156)
Economic Income—Non-GAAP	$(29,797)	$(7,760)	(37,557)	$304,376	$(4,216)	300,160
Adjusted Income Taxes—Non-GAAP(1)			1,419			(44,749)
Distributable Earnings—Non-GAAP			$(36,138)			$255,411

Weighted-Average Class A Shares Outstanding			178,601,584			173,740,719
Weighted-Average Partner Units			321,321,750			320,911,117
Weighted-Average Class A Restricted Share Units (RSUs)			13,947,555			15,905,081
Weighted-Average Adjusted Class A Shares			513,870,889			510,556,917

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$(0.07)			$0.50

(1)
Presents an estimate of income tax expense (benefit) by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Year Ended December 31, 2015			Year Ended December 31, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$(13,688)	$39,428	$25,740	$115,698	$26,747	$142,445
Net income allocated to the Och-Ziff Operating Group A Units	136,449	—	136,449	365,793	—	365,793
Equity-based compensation, net of RSUs settled in cash	103,643	2,922	106,565	102,505	1,829	104,334
Income taxes	132,224	—	132,224	138,938	110	139,048
Adjustment for incentive income allocations from consolidated funds subject to clawback	1,165	(46,242)	(45,077)	(21,099)	(11,638)	(32,737)
Allocations to Och-Ziff Operating Group D Units	11,974	701	12,675	25,360	1,650	27,010
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	8,612	8,612	—	2,816	2,816
Reorganization expenses	14,064	—	14,064	16,083	—	16,083
Changes in tax receivable agreement liability	(55,852)	—	(55,852)	(40,383)	—	(40,383)
Depreciation and amortization	10,583	748	11,331	6,242	748	6,990
Other adjustments	(405)	(1,110)	(1,515)	(1,137)	(319)	(1,456)
Economic Income—Non-GAAP	$340,157	$5,059	345,216	$708,000	$21,943	729,943
Adjusted Income Taxes—Non-GAAP(1)			(93,335)			(139,599)
Distributable Earnings—Non-GAAP			$251,881			$590,344

Weighted-Average Class A Shares Outstanding			177,935,977			172,843,926
Weighted-Average Partner Units			323,699,605			320,831,550
Weighted-Average Class A Restricted Share Units (RSUs)			13,906,299			14,865,078
Weighted-Average Adjusted Class A Shares			515,541,881			508,540,554

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.49			$1.16

(1)
Presents an estimate of income tax expense (benefit) by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$142,620	$5,164	$147,784	$164,549	$4,965	$169,514
Adjustment to management fees(1)	848	—	848	(2,782)	—	(2,782)
Management Fees—Economic Income Basis—Non-GAAP	143,468	5,164	148,632	161,767	4,965	166,732

Incentive income—GAAP	66,301	—	66,301	416,239	—	416,239
Adjustment to incentive income(2)	1,522	1,416	2,938	7,161	1,917	9,078
Incentive Income—Economic Income Basis—Non-GAAP	67,823	1,416	69,239	423,400	1,917	425,317
Other revenues	522	7	529	365	7	372
Total Revenues—Economic Income Basis—Non-GAAP	$211,813	$6,587	$218,400	$585,532	$6,889	$592,421

Compensation and benefits—GAAP	$203,084	$15,547	$218,631	$269,349	$16,699	$286,048
Adjustment to compensation and benefits(3)	(16,506)	(1,795)	(18,301)	(22,707)	(6,120)	(28,827)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$186,578	$13,752	$200,330	$246,642	$10,579	$257,221

Interest expense and general, administrative and other expenses—GAAP	$61,432	$783	$62,215	$32,902	$714	$33,616
Adjustment to interest expense and general, administrative and other expenses(4)	(6,398)	(188)	(6,586)	1,614	(188)	1,426
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$55,034	$595	$55,629	$34,516	$526	$35,042

Net gains (losses) on investments in Och-Ziff funds and joint ventures—GAAP	$25	$—	$25	$50	$—	$50
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	(25)	—	(25)	(50)	—	(50)
Net Gains on Joint Ventures—GAAP	$—	$—	$—	$—	$—	$—

Net income allocated to noncontrolling interests—GAAP	$(105,506)	$26,337	$(79,169)	$197,611	$(6,219)	$191,392
Adjustment to net income allocated to noncontrolling interests(6)	105,504	(26,337)	79,167	(197,613)	6,219	(191,394)
Net Loss Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(2)	$—	$(2)	$(2)	$—	$(2)

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude net gains on investments in Och-Ziff funds, as management does not consider these gains to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts allocated to the executive managing directors on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Year Ended December 31, 2015			Year Ended December 31, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$623,869	$20,122	$643,991	$648,945	$15,276	$664,221
Adjustment to management fees(1)	(1,804)	—	(1,804)	(14,938)	—	(14,938)
Management Fees—Economic Income Basis—Non-GAAP	622,065	20,122	642,187	634,007	15,276	649,283

Incentive income—GAAP	187,563	—	187,563	507,261	—	507,261
Adjustment to incentive income(2)	10,232	7,217	17,449	20,637	31,272	51,909
Incentive Income—Economic Income Basis—Non-GAAP	197,795	7,217	205,012	527,898	31,272	559,170
Other revenues	2,045	32	2,077	1,275	28	1,303
Total Revenues—Economic Income Basis—Non-GAAP	$821,905	$27,371	$849,276	$1,163,180	$46,576	$1,209,756

Compensation and benefits—GAAP	$398,015	$32,511	$430,526	$463,963	$28,749	$492,712
Adjustment to compensation and benefits(3)	(115,617)	(12,235)	(127,852)	(127,866)	(6,294)	(134,160)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$282,398	$20,276	$302,674	$336,097	$22,455	$358,552

Interest expense and general, administrative and other expenses—GAAP	$202,795	$2,785	$205,580	$138,040	$2,926	$140,966
Adjustment to interest expense and general, administrative and other expenses(4)	(3,433)	(749)	(4,182)	(14,075)	(748)	(14,823)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$199,362	$2,036	$201,398	$123,965	$2,178	$126,143

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$66	$2	$68	$5,999	$—	$5,999
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	(66)	(2)	(68)	(1,125)	—	(1,125)
Net Gains on Joint Ventures—GAAP	$—	$—	$—	$4,874	$—	$4,874

Net income allocated to noncontrolling interests—GAAP	$89,057	$102,120	$191,177	$433,528	$101,760	$535,288
Adjustment to net income allocated to noncontrolling interests(6)	(89,069)	(102,120)	(191,189)	(433,536)	(101,760)	(535,296)
Net Loss Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(12)	$—	$(12)	$(8)	$—	$(8)

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude net gains on investments in Och-Ziff funds, as management does not consider these gains to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Year Ended December 31, 2015
	December 31, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2015

Multi-strategy funds	$34,100,390	$(4,719,269)	$—	$129,127	$29,510,248
Credit
Opportunistic credit funds	5,098,600	1,121,104	(727,190)	(108,885)	5,383,629
Institutional Credit Strategies	5,166,734	2,077,404	—	(2,458)	7,241,680
Real estate funds	2,022,399	197,887	(165,587)	(6,140)	2,048,559
Other	1,146,292	146,439	(15,102)	33,116	1,310,745
Total	$47,534,415	$(1,176,435)	$(907,879)	$44,760	$45,494,861

	Year Ended December 31, 2014
	December 31, 2013	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2014

Multi-strategy funds	$31,768,578	$828,131	$—	$1,503,681	$34,100,390
Credit
Opportunistic credit funds	4,305,438	749,093	(501,935)	546,004	5,098,600
Institutional Credit Strategies	2,605,628	2,553,940	—	7,166	5,166,734
Real estate funds	970,568	1,475,219	(414,234)	(9,154)	2,022,399
Other	588,600	528,362	(27,828)	57,158	1,146,292
Total	$40,238,812	$6,134,745	$(943,997)	$2,104,855	$47,534,415

	Year Ended December 31, 2013
	December 31, 2012	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2013

Multi-strategy funds	$27,846,914	$(92,303)	$—	$4,013,967	$31,768,578
Credit
Opportunistic credit funds	2,312,220	1,709,239	(197,926)	481,905	4,305,438
Institutional Credit Strategies	985,934	1,628,237	—	(8,543)	2,605,628
Real estate funds	980,781	76,444	(79,185)	(7,472)	970,568
Other	478,081	59,005	—	51,514	588,600
Total	$32,603,930	$3,380,622	$(277,111)	$4,531,371	$40,238,812

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Returns for the Year Ended December 31,						Annualized Returns Since Inception Through December 31, 2015
				2015		2014		2013
	2015	2014	2013	Gross	Net	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
OZ Master Fund(2)	$24,297,106	$27,884,293	$25,210,607	1.6%	-0.4%	9.0%	5.5%	19.8%	13.9%	17.4%	(2)	12.2%	(2)
OZ Asia Master Fund	1,200,213	1,337,913	1,341,550	13.8%	9.6%	7.5%	4.0%	20.1%	13.5%	10.2%		6.0%
OZ Europe Master Fund	899,388	1,238,706	1,437,271	8.9%	5.8%	4.1%	1.8%	18.1%	12.4%	12.1%		8.0%
OZ Enhanced Master Fund	1,130,747	1,135,868	662,898	0.9%	-1.1%	12.1%	7.9%	20.9%	15.3%	12.4%		8.1%
Och-Ziff European Multi-Strategy UCITS Fund	317,511	346,004	418,568	8.7%	5.6%	-4.7%	-6.7%	19.5%	14.8%	5.9%		3.0%
Other funds	1,665,283	2,157,606	2,697,684	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m
	29,510,248	34,100,390	31,768,578
Credit
Opportunistic credit funds:
OZ Credit Opportunities Master Fund	1,486,241	1,206,009	504,603	-4.4%	-5.2%	12.4%	8.9%	24.5%	18.2%	16.7%		12.0%
Customized Credit Focused Platform	2,460,716	1,773,592	1,533,062	—%	-0.6%	17.8%	13.3%	22.0%	16.6%	19.2%		14.5%
Closed-end opportunistic credit funds	919,786	1,616,377	1,865,632	See the following page for information on the Company’s closed-end opportunistic credit funds.
Other funds	516,886	502,622	402,141	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m
	5,383,629	5,098,600	4,305,438
Institutional Credit Strategies	7,241,680	5,166,734	2,605,628	See the following page for information on the Company’s institutional credit strategies.
	12,625,309	10,265,334	6,911,066

Real estate funds	2,048,559	2,022,399	970,568	See the second following page for information on the Company’s real estate funds.

Other	1,310,745	1,146,292	588,600	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m

Total	$45,494,861	$47,534,415	$40,238,812
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Inception to Date as of December 31, 2015
						IRR
	2015	2014	2013	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
OZ European Credit Opportunities Fund (2012-2015)	$230,662	$574,602	$523,878	$459,600	$305,487	17.5%	13.2%	1.4x
OZ Structured Products Domestic Fund II (2011-2014)(7)	301,534	434,921	446,449	326,850	326,850	19.7%	15.1%	1.8x
OZ Structured Products Offshore Fund II (2011-2014)(7)	267,429	373,082	382,247	304,531	304,531	16.5%	12.4%	1.6x
OZ Structured Products Offshore Fund I (2010-2013)(7)	23,495	31,498	136,882	155,098	155,098	23.9%	19.3%	2.1x
OZ Structured Products Domestic Fund I (2010-2013)(7)	14,621	17,080	87,149	99,986	99,986	23.0%	18.3%	2.0x
Other funds	82,045	185,194	289,027	298,250	268,250	n/m	n/m	n/m
	$919,786	$1,616,377	$1,865,632	$1,644,315	$1,460,202
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

			Assets Under Management as of December 31,
	Closing Date	Initial Deal Size	2015	2014	2013

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012	$510,700	$499,344	$468,242	$465,614
OZLM II	November 1, 2012	560,100	517,301	517,050	514,436
OZLM III	February 20, 2013	653,250	613,827	613,190	610,254
OZLM IV	June 27, 2013	600,000	543,297	542,744	546,077
OZLM V	December 17, 2013	501,250	470,335	470,428	469,247
OZLM VI	April 16, 2014	621,250	598,438	592,707	—
OZLM VII	June 26, 2014	824,750	798,289	796,271	—
OZLM VIII	September 9, 2014	622,250	597,988	596,858	—
OZLM IX	December 22, 2014	510,208	495,643	494,244	—
OZLM XI	March 12, 2015	510,500	491,366	—	—
OZLM XII	May 28, 2015	565,650	548,452	—	—
OZLM XIII	August 6, 2015	511,600	493,012	—	—
OZLM XIV	December 21, 2015	507,420	495,798	—	—
		7,498,928	7,163,090	5,091,734	2,605,628
Other funds	n/a	n/a	78,590	75,000	—
		$7,498,928	$7,241,680	$5,166,734	$2,605,628

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Inception to Date as of December 31, 2015
					Total Investments					Realized/Partially Realized Investments(8)
	2015	2014	2013	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$33,752	$47,187	$72,389	$408,081	$385,058	$783,257	25.2%	15.6%	2.0x	$359,360	$775,738	28.1%	2.2x
Och-Ziff Real Estate Fund II (2011-2014)(7)	343,679	409,338	767,994	839,508	725,770	1,263,560	35.2%	22.6%	1.7x	492,355	946,877	41.1%	1.9x
Och-Ziff Real Estate Fund III (2014-2019)(13)	1,447,770	1,438,000	—	1,500,000	231,275	247,401	n/m	n/m	n/m	—	—	n/m	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	130,150	—	—	172,450	22,419	26,483	n/m	n/m	n/m	22,419	26,483	n/m	n/m
Other funds	93,208	127,874	130,185	177,263	102,511	165,683	n/m	n/m	n/m	—	—	n/m	n/m
	$2,048,559	$2,022,399	$970,568	$3,097,302	$1,467,033	$2,486,384				$874,134	$1,749,098

	Unrealized Investments as of December 31, 2015
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$25,698	$7,519	0.3x
Och-Ziff Real Estate Fund II (2011-2014)(7)	233,415	316,683	1.4x
Och-Ziff Real Estate Fund III (2014-2019)(13)	231,275	247,401	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	—	—	n/m
Other funds	102,511	165,683	n/m
	$592,899	$737,286
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the OZ Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in OZ Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Och-Ziff Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the OZ Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of December 31, 2015, the gross and net annualized returns since the OZ Master Fund’s inception on January 1, 1998 were 13.4% and 9.1%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of December 31, 2015, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of December 31, 2015. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of December 31, 2015.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of December 31, 2015, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	This fund recently launched and has only invested a small portion of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

As of December 31, 2015, approximately 37% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues, as the Company recognizes incentive income at the end of the commitment period when amounts are no longer subject to clawback. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	December 31, 2015
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$3,077,438	$28,736
Credit
Opportunistic credit funds	4,239,975	125,608
Institutional Credit Strategies	7,206,031	—
Real estate funds	2,048,559	114,241
Other	270,318	—
	$16,842,321	$268,585
The Company recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years. The Company expects the commitment period with respect to approximately 10% and 20% of the longer-term assets under management in the multi-strategy funds to mature during the first quarter of 2016 and the remainder of 2016, respectively. The Company does not expect the commitment period for a significant amount of longer-term assets under management in its open-end opportunistic credit funds to expire during the first quarter of 2016; however, the Company does expect the commitment period with respect to approximately 10% of the longer-term assets under management to mature during the remainder of 2016. Incentive income related to assets under management in the Company’s closed-end opportunistic credit funds and its real estate funds is generally recognized at or near the end of the life of each fund. These funds generally begin to make distributions after the conclusion of their respective investment period, as presented in the tables in Exhibit 7. However, these investment periods may generally be extended for an additional one to two years.

EXHIBIT 9
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of January 1, 2016

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	62%	Pensions	33%
Merger Arbitrage	12%	Private Banks	17%
Structured Credit	10%	Corporate, Institutional and Other	13%
Convertible and Derivative Arbitrage	9%	Fund-of-Funds	12%
Corporate Credit	6%	Foundations and Endowments	12%
Private Investments	1%	Related Parties	7%
		Family Offices and Individuals	6%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	71%	North America	74%
Europe	19%	Europe	15%
Asia	10%	Asia and Other	11%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.

EXHIBIT 10
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Assets Under Management Trends (Unaudited)
(dollars in thousands)

	Assets Under Management as of
	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011

Total Assets Under Management	$45,494,861	$47,534,415	$40,238,812	$32,603,930	$28,766,340
Year-over-Year Growth	-4%	18%	23%	13%	3%

Longer-Term Assets Under Management(1)	$16,842,321	$15,150,049	$10,640,836	$6,947,746	$5,178,012
% of Total Assets Under Management	37%	32%	26%	21%	18%

Assets Under Management by Product
Multi-strategy funds	65%	72%	79%	85%	92%
Credit
Opportunistic credit funds	12%	11%	11%	7%	4%
Institutional Credit Strategies	16%	11%	6%	3%	—%
Real estate funds	5%	4%	2%	3%	3%
Other	2%	2%	2%	2%	1%
Total assets under management in credit, real estate and other funds	35%	28%	21%	15%	8%

(1)	Longer-term assets under management are those subject to initial commitment periods of three years or longer. Please see Exhibit 8 for additional information.